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AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                    EXHIBIT 12
(Dollars in thousands)

                                                      PREDECESSORS                                          COMPANY
                             ------------------------------------------------------------      ---------------------------------
                                                                                                           COMBINED    PRO FORMA
                             1992           1993         1994          1995         1996       1996         1996(1)     1996(2)
                             ----           ----         ----          ----         ----       ----         -------     --------
Earnings:
 Income (loss) from
 continuing operations
 before income taxes
 and extraordinary items       $237        $(8,493)      $(6,848)     $(10,086)   $(2,606)     $1,401      $(1,205)    $(7,234)

Adjustments:
 Fixed charges as
 summarized below             1,674          2,357         2,404         2,082      1,334         828         2,162     16,436
                             ------         ------       -------        ------    -------      ------        ------     ------
Earnings, as adjusted        $1,911        $(6,136)      $(4,444)      $(8,004)   $(1,272)     $2,229          $957     $9,202
                             ======        =======       =======       =======    =======      ======         =====     ======

Fixed Charges:
 Interest on indebtedness
 including amortization
 of deferred finance costs   $1,368         $2,023        $2,040        $1,755     $1,143        $756        $1,899    $15,557

Interest portion of
 rent expense                   306            334           364           327        191          72           263        879
                             ------         ------         -----         -----     ------       -----         -----    -------
Total Fixed Charges          $1,674         $2,357        $2,404        $2,082     $1,334        $828        $2,162    $16,436
                             ======         ======        ======        ======     ======       =====        ======    =======

Ratio of earnings to
 fixed charges                 1.14          N/A(3)        N/A(3)        N/A(3)     N/A(3)       2.69         N/A(3)     N/A(3)
                             ======        =======        ======        ======     ======        ====        ======    =======
Fixed charges in excess
 of earnings                    N/A         $8,493        $6,848       $10,086     $2,606         N/A        $1,205     $7,234
                             ======         ======       =======        ======     ======        ====        ======     ======



                                          COMPANY
                             ------------------------------------
                                NINE MONTHS ENDED SEPTEMBER 30,
                             ------------------------------------
                              COMBINED                 PRO FORMA
                               1996(1)     1997         1997(2)
                              --------     ----        ---------

Earnings:
 Income (loss) from
 continuing operations
 before income taxes
 and extraordinary items     $(2,264)        $640      $(3,642)

Adjustments:
 Fixed charges as
 summarized below              1,515        2,469       12,209
                             -------        -----       ------
Earnings, as adjusted          $(749)      $3,109       $8,567
                              ======       ======      =======

Fixed Charges:
 Interest on indebtedness
 including amortization
 of deferred finance costs    $1,324       $2,313      $11,753

Interest portion of
 rent expense                    191          156          456
                              ------      -------        -----
Total Fixed Charges           $1,515       $2,469      $12,209
                              ======       ======      =======

Ratio of earnings to
 fixed charges                 N/A(3)        1.26        N/A(3)
                              ======       ======      =======
 Fixed charges in excess
 of earnings                  $2,264          N/A       $3,642
                              ======       ======      =======

                            (1) - The financial data for Combined 1996 include
                                  the 1996 financial data of the Predecessors and the 1996 financial data of the Company without considering the effects on fixed charges of purchase accounting or the change in capital structure relating to the acquisitions of Mallyclad, Vyn-L, Eagle, Taylor or Forte.

                            (2) - The pro forma financial data of the Company
                                  were derived from the unaudited pro forma financial information included in the Prospectus.

                            (3) - No ratio is presented as earnings for the
                                  period were less than the fixed charges.